                                                                 Exhibit 99.f.9

                                                                  EXECUTION COPY


                        SERIES 2000-1 TERMS SUPPLEMENT

                                    TO THE

                                   INDENTURE

                           DATED AS OF JUNE 1, 2000

                                    between

                               MCG MASTER TRUST

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                               Indenture Trustee

                         ____________________________


                           Dated as of June 1, 2000

                         ____________________________

                                   Securing

                            MCG MASTER TRUST NOTES

                                 SERIES 2000-1

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                  ARTICLE I.

                                  DEFINITIONS

                                  ARTICLE II.

                       AUTHORIZATION, TERMS AND ISSUANCE

SECTION 2.1.  Authorization of Series 2000-1 Notes..........................  12
SECTION 2.2.  Purposes......................................................  12
SECTION 2.3.  Terms of Series 2000-1 Notes Generally........................  12

                                  ARTICLE III.


                           ACCOUNTS AND DISTRIBUTIONS

SECTION 3.1.  Series 2000-1 Note Distribution Account.......................  13
SECTION 3.2.  Distribution..................................................  13
SECTION 3.3.  Statements....................................................  15
SECTION 3.4.  Hedging Agreements............................................  15

                                  ARTICLE IV.


                OTHER TERMS RELATING TO THE SERIES 2000-1 NOTES

SECTION 4.1.  Optional Redemption...........................................  16
SECTION 4.2.  Form of Optional Redemption Notice............................  16
SECTION 4.3.  Notes Payable on Special Redemption Date......................  17
SECTION 4.4.  Other Amounts Payable To Series 2000-1 Notes..................  17
SECTION 4.5.  Events of Default.............................................  17
SECTION 4.6.  Determination of Certain Amounts..............................  17
SECTION 4.7.  Class B Transfer Restrictions.................................  17

                                   ARTICLE V.


                                 MISCELLANEOUS

SECTION 5.1.  Issuer for This Series 2000-1 Terms Supplement................  18

SECTION 5.2.  Counterparts.................................................  18
SECTION 5.3.  Security Agreement...........................................  18
SECTION 5.4.  Governing Law................................................  18
SECTION 5.5.  Ratification of Master Indenture.............................  18

EXHIBIT A   Form of Series 2000-1 Class A Notes
EXHIBIT B   Form of Series 2000-1 Class B Notes
EXHIBIT C   Form of Series 2000-1 Monthly Servicer Report

          SERIES 2000-1 TERMS SUPPLEMENT, dated as of June 1, 2000, between MCG MASTER TRUST, a Delaware business trust (the "Issuer"), acting through WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Indenture Trustee"), as Indenture Trustee under an Indenture dated as of June 1, 2000 (the "Master Indenture").

                             PRELIMINARY STATEMENT

     Section 2.02 of the Master Indenture provides, among other things, that the Issuer and the Indenture Trustee may enter into an indenture supplemental to the Master Indenture for the purpose of authorizing a Series of Notes and to specify certain terms of such Series of Notes. The Issuer has duly authorized the creation of a Series of Notes to be known as the MCG Master Trust Notes, Series 2000-1 (the "Series 2000-1 Notes"), and the Issuer and the Indenture Trustee are executing and delivering this Series 2000-1 Terms Supplement in order to provide for the Series 2000-1 Notes. Except as otherwise specified herein, or as the context may require, capitalized terms used but not defined herein are defined in Appendix A to the Sale and Servicing Agreement dated as of June 1, 2000 (the "Sale and Servicing Agreement") among the Issuer, MCG Finance Corporation II, as Seller, MCG Credit Corporation, as an Originator and the Servicer, and the Indenture Trustee, which Appendix A also contains rules as to usage that shall be applicable herein. The Owner Trustee is executing this Terms Supplement on behalf of the Issuer on June 16, 2000, and this Terms Supplement is effective vis-a-vis the Issuer as of such date.

                               GRANTING CLAUSES

     In addition to the Issuer's Grant of a security interest to the Indenture Trustee in the Commercial Loans and the other assets included or to be included from time to time in the Trust Fund pursuant to the terms of the Master Indenture (other than the Transferor Interest or the Retained Interest), which Grant was made to secure the Series 2000-1 Notes, any Series of Notes issued previously and any Series of Notes issued hereafter, equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise except to the extent otherwise described in the Basic Documents, the Issuer hereby collaterally assigns, pledges and grants to the Indenture Trustee, as Indenture Trustee for the exclusive benefit of the Series 2000-1 Secured Parties, a security interest in and lien on all of the Issuer's right, title and interest in and to (i) each Series 2000-1 Hedging Agreement, (ii) all amounts on deposit in the Series 2000-1 Note Distribution Account and (iii) all proceeds of the foregoing.

     The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and of the Master Indenture and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Series 2000-1 Notes, any Series of Notes issued previously by the Issuer and any Series of Notes issued by the Issuer hereafter may be adequately and effectively protected.

                                  ARTICLE I.

                                  DEFINITIONS

     In addition to the terms defined in Appendix A to the Sale and Servicing Agreement, the following terms shall have the following meanings with respect to the Series 2000-1 Notes:

     ACCOUNT:  For the Series 2000-1 Notes, in addition to the Accounts listed
     -------
in Appendix A to the Sale and Servicing Agreement, the Series 2000-1 Note Distribution Account.

     ADJUSTED EURODOLLAR RATE:  On any day, an interest rate per annum equal to
     ------------------------
the quotient, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, obtained by dividing (i) the LIBOR Rate on such day (or on the most recent Business Day if such day is not a Business Day) by (ii) the difference of 100% minus the Eurodollar Reserve Percentage in effect on such day.

     ADMINISTRATIVE AGENT:  Has the meaning set forth in the Note Purchase
     --------------------
Agreement.

     ADVANCES:  Has the meaning set forth in the Note Purchase Agreement.
     --------

     ALTERNATIVE RATE:  On any day, an interest rate per annum equal to the
     ----------------
Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be
                          --------  -------
the Base Rate during the occurrence of a Eurodollar Disruption Event.

     AMORTIZATION PERIOD:  With respect to the Series 2000-1 Notes, the period
     -------------------
beginning on the Termination Date and ending on the Collection Date.

     AUTHORIZED DENOMINATIONS:  Means, with respect to any Class of Series 2000-
     ------------------------
1 Notes, $5,000,000 and integral multiples of $100,000 in excess thereof.

     AVERAGE PORTFOLIO CHARGED-OFF RATIO:  As of any Determination Date, the
     -----------------------------------
arithmetic average of the Portfolio Charged-Off Ratios, expressed as percentage, for the three immediately preceding Due Periods; provided, however, that for the
                                                 --------  -------
first and second Determination Dates, the Average Portfolio Charged-Off Ratio shall be determined only by reference to the first Due Period and the first two Due Periods, respectively.

     BASE RATE:  On any day, a rate of interest per annum equal to the higher of
     ---------
(a) the Prime Rate in effect on such day or (b) the sum of the Federal Funds Rate for such day plus the rate per annum set forth in the Fee Letter.

     BASIC DOCUMENTS:  For the Series 2000-1 Notes, in addition to the Basic
     ---------------
Documents listed in Appendix A to the Sale and Servicing Agreement, any Hedging Agreement entered into pursuant to the Series 2000-1 Terms Supplement and the Note Purchase Agreement.

     BREAKAGE COSTS:  For any Interest Accrual Period during which an Advance
     --------------
was prepaid, the excess, if any, of (i) interest on such portion of such prepaid Advance as is allocable to commercial paper issued to fund or maintain such Advance until such commercial paper matures, minus (ii) the income received by the recipients of such prepayments from investing the proceeds of such prepayments.

     CHANGE IN CONTROL:  If MCG Credit Corporation or any other party approved
     -----------------
by the Administrative Agent is no longer the Servicer.

     CLASS A NOTES:  Has the meaning set forth in Section 2.1 herein.
     -------------

     CLASS A PERCENTAGE:  As of any date, the percentage equivalent of a
     ------------------
fraction, the numerator of which is the Outstanding Amount of the Class A Notes as of the immediately preceding day, and the denominator of which is the sum of the Outstanding Amounts of the Class A and Class B Notes as of the immediately preceding day.

     CLASS B NOTES:  Has the meaning set forth in Section 2.1 herein.
     -------------

     CLASS B PERCENTAGE:  As of any date, the percentage equivalent of a
     ------------------
fraction, the numerator of which is the Outstanding Amount of the Class B Notes as of the immediately preceding day, and the denominator of which is the sum of the Outstanding Amounts of the Class A and Class B Notes as of the immediately preceding day.

     CLOSING DATE:  June 16, 2000.
     ------------

     COLLECTION DATE:  Has the meaning set forth in the Note Purchase Agreement.
     ---------------

     COMMERCIAL LOAN CASH PROCEEDS:  For Commercial Loans for which the cash
     -----------------------------
portion of the purchase price was obtained through a funding of the Series 2000-1 Notes or by applying Principal Collections transferred to the Funding Account, the lesser of (i) the amount in the Funding Account or (ii) the amount such that immediately after the payment of such price the Subordination Amount for the Series 2000-1 Notes equals the Minimum Subordination Amount for the Series 2000-1 Notes.

     CP RATE:  For any day and any Purchaser, a rate per annum equivalent to the
     -------
weighted average of the per annum rates paid or payable by such Purchaser from time to time as interest or otherwise (by means of interest rate hedges or otherwise, taking into consideration any incremental carrying costs associated with short-term promissory notes issued by such Purchaser maturing on dates other than those certain dates on which such Purchaser is to receive funds) in respect of the short-term promissory notes issued by such Purchaser that are allocated, in whole or in part, by such Purchaser to fund or maintain the outstanding Advances on such day, as determined by the Deal Agent that is Related to such Purchaser and reported to the Issuer pursuant to the Note Purchase Agreement, which rates shall reflect and give effect to the reasonable and customary commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by such Purchaser; provided, however, that if any component of
                                    --------  -------
such rate is a discount rate, the "CP Rate" shall be based upon the conversion of such discount rate to an interest equivalent. The "interest equivalent" of a rate stated on a discount basis (a "discount rate") for a short term promissory note of a given day's maturity shall be equal to the product of (a) 100, times
(b) the quotient (rounded upward to the nearest .00001) of (1) the discount rate (expressed in decimals) divided by (2) the difference between (A) 1.00, and (B) a fraction, the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days from (and including) the date of issuance of such promissory note to, but excluding, the date on which such promissory note matures, and the denominator of which shall be 360.

     DEAL AGENT:  When used with respect to a Purchaser, shall mean the party
     ----------
designated as such Purchaser's "Deal Agent" in the Note Purchase Agreement.

     EURODOLLAR DISRUPTION EVENT:  The occurrence of any of the following: (a)
     ---------------------------
any Liquidity Bank shall have notified the Deal Agent of a determination by such Liquidity Bank or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Liquidity Bank shall have notified the Deal Agent of the inability, for any reason, of such Liquidity Bank or any of its assignees or participants to determine the Adjusted Eurodollar Rate, (c) any Liquidity Bank shall have notified the Deal Agent of a determination by such Liquidity Bank or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Liquidity Bank or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Liquidity Bank, such assignee or such participant of making, funding or maintaining any Advance or (d) any Liquidity Bank shall have notified the Deal Agent of the inability of such Liquidity Bank or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

     EURODOLLAR RESERVE PERCENTAGE:  For any day in any Interest Accrual Period,
     -----------------------------
the reserve percentage applicable on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for First Union with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) and having a term equal to such Interest Accrual Period.

     EVENT OF DEFAULT:  With respect to the Series 2000-1 Notes, in addition to
     ----------------
the events listed as Events of Default in Appendix A to the Sale and Servicing Agreement, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default by the Issuer in the payment of any interest on any Series 2000-1 Note when the same becomes due and payable, and such default shall continue for a period of three Business Days; or

          (ii) a default by the Issuer in the payment of the principal of or any installment of the principal of any Series 2000-1 Note when the same becomes due and payable, and such default shall continue for a period of three Business Days.

     FACILITY FEE:  Has the meaning given to such term in the Fee Letter.
     ------------

     FACILITY LIMIT:  $150,000,000.
     --------------

     FDIC:  The Federal Deposit Insurance Corporation and any successor thereto.
     ----

     FEDERAL FUNDS RATE:  For each day that a Eurodollar Disruption Event
     ------------------
occurs, an interest rate per annum equal to the federal funds rate set forth for such day (or if such day is not a Business Day, the next preceding Business Day) in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Deal Agent that is related to the Purchaser that made such Advance, or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of such Deal Agent, to be the rate at which overnight federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (local time, as applicable) on such day.

     FEE LETTER:  (i) The letter agreement, dated as of June 1, 2000, between
     ----------
the Issuer and First Union Securities, Inc., as Deal Agent, and (ii) any similar agreement between the Issuer and one or more Purchasers (and/or their Related Deal Agents), in each case as supplemented or amended from time to time.

     FINAL MATURITY DATE:  June 1, 2020 (the final scheduled Remittance Date
     -------------------
with respect to the Series 2000-1 Notes).

     FIRST UNION:  First Union National Bank, in its individual capacity, and
     -----------
its successors and assigns.

     HEDGE COUNTERPARTY:  With respect to the Series 2000-1 Notes, any entity
     ------------------
which (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either a party to the Note Purchase Agreement or an Affiliate of a party to the Note Purchase Agreement or has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld), and (ii) has a long-term unsecured debt rating of not less than "A" by S&P and not less than "A-2" by Moody's ("Long-term Rating Requirement") and a short-term unsecured debt rating of not less than "A-1" by S&P and not less than "P-1" by Moody's ("Short-term Rating Requirement"), (b) has executed and delivered to the Administrative Agent a written consent to the terms of the Basic Documents applicable to the Hedge Counterparty, (c) in a Hedging Agreement
(i) consents to the assignment of the Issuer's rights under the Hedging Agreement to the Indenture Trustee pursuant to Section 3.4 herein, and (ii) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of clause
(a), (b) and (c) hereof and has entered into a Hedging Agreement with the Issuer on or prior to the date of such transfer.

     HEDGE NOTIONAL AMOUNT:  With respect to the Series 2000-1 Notes, the
     ---------------------
aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 3.4 herein.

     HEDGE TRANSACTION: With respect to the Series 2000-1 Notes, each interest
     -----------------
rate swap transaction between the Issuer and a Hedge Counterparty which is entered into pursuant to Section 3.4 herein and is governed by a Hedging Agreement.

     HEDGING AGREEMENT: With respect to the Series 2000-1 Notes, each agreement
     -----------------
between the Issuer and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 3.4 herein, which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto in a form reasonably acceptable to the Administrative Agent, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

     INTEREST ACCRUAL PERIOD:  With respect to each Remittance Date for the
     -----------------------
Class A Notes, the immediately preceding calendar month.

     INTEREST DISTRIBUTION AMOUNT:  With respect to each Remittance Date for the
     ----------------------------
Class A Notes, the aggregate amount of interest accrued on each Advance during the immediately preceding Interest Accrual Period, which for each Advance shall equal the sum of the products (for each day during such Interest Accrual Period) of:

                             IR x N x   1
                                      -----
                                       360

     where:

           IR  =  the Interest Rate applicable to such Advance on such day; and

           N   =  the principal amount of the Advance outstanding on such day.

     Interest shall be calculated on the actual number of days elapsed and a 360 day year.

     INTEREST RATE:  For any Interest Accrual Period and for each Advance
     -------------
purchased by a Purchaser for each day during such Interest Accrual Period:

           (a) to the extent the Purchaser funded the applicable Advance through the issuance of commercial paper, a rate equal to the CP Rate, or

          (b) to the extent the Purchaser did not fund the applicable Advance through the issuance of commercial paper, a rate equal to the Alternative Rate;

provided, however, the Interest Rate shall be the Base Rate for any Interest
--------  -------
Accrual Period for any Advance as to which the related Purchaser has funded the acquisition or maintenance thereof by the sale of an interest therein to any Liquidity Bank under the Liquidity Agreement on any day other than the first day of such Interest Accrual Period.

     LIBOR RATE:  For any day during any Interest Accrual Period and any
     ----------
Advance, an interest rate per annum equal to:

     (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the date such Advance is made (with respect to the initial Interest Accrual Periods for such Advance) and as of the second Business Day immediately preceding the first day of the applicable Interest Accrual Period (with respect to all subsequent Interest Accrual Periods for such Advance); or

     (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by First Union at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by First Union to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

     LIQUIDITY AGREEMENT:  The Liquidity Purchase Agreement, dated as of the
     -------------------
Closing Date, between Variable Funding Capital Corporation, as seller, the Liquidity Banks named therein, First Union Securities, Inc., as deal agent and documentation agent, and First Union National Bank, as liquidity agent.

     LIQUIDITY BANK:  Each liquidity bank that is a party to the Liquidity
     --------------
Agreement.

     MINIMUM SUBORDINATION AMOUNT:  As defined in the Note Purchase Agreement.
     ----------------------------

     MINIMUM SUBORDINATION PERCENTAGE:  As defined in the Note Purchase
     --------------------------------
Agreement.

     NOTE PURCHASE AGREEMENT:  That certain Note Purchase Agreement dated as of
     -----------------------
June 1, 2000 among the Issuer, the Servicer, Variable Funding Capital Corporation and First Union Securities, Inc., as amended from time to time.

     OUTSTANDING:  With respect to the Series 2000-1 Notes or any Class thereof,
     -----------
as of the date of determination, all Series 2000-1 Notes or Class thereof theretofore executed, authenticated and delivered under the Indenture except:

          (i) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee and the Issuer is presented that any such Notes are held by a holder in due course; and

          (ii) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation.

     OUTSTANDING AMOUNT:  The aggregate principal amount of the Series 2000-1
     ------------------
Notes (or Class thereof) Outstanding on any day of determination. The Outstanding Amount of the Class B Notes shall be increased as set forth in
Section 2.09(a)(ii) of the Sale and Servicing Agreement and shall be decreased as set forth in Sections 2.05(b) and 5.04(c) of the Sale and Servicing Agreement.

     PORTFOLIO CHARGED-OFF LOAN:  That portion of the principal balance (but not
     --------------------------
less than 50%) of any commercial loan in the Servicer's portfolio (whether or not transferred to the Trust) that is owned by the Servicer or an Affiliate thereof (other than an SBIC) that is ninety (90) days or more contractually past due with respect to any payment that the Servicer has determined to charge-off in accordance with the Credit and Collection Policy; provided that the entire unpaid principal balance of a commercial loan to the extent not previously charged-off shall be deemed a Portfolio Charged-Off Loan if (i) the commercial loan becomes 180 days past due with respect to any payment, or (ii) the related borrower has filed for bankruptcy protection or is generally unable to meet its financial obligations or has suffered any other material adverse change that materially affects its viability as a going concern, and where adequate collateral does not exist to repay the commercial loan (as determined by the Servicer in accordance with the Credit and Collection Policy), or (iii) such commercial loan is or should otherwise be written off in its entirety by the Servicer in accordance with its Credit and Collection Policy.

     POTENTIAL TERMINATION EVENT:  With respect to the Series 2000-1 Notes, any
     ---------------------------
occurrence which is or with the lapse of time or both would become a Termination Event (except with respect to events described in clauses (i) and (viii) of the definition of Event of Default).

     PORTFOLIO CHARGED-OFF RATIO:  As of any Determination Date, the product of
     ---------------------------
(i) 12 and (ii) the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of commercial loans in the Servicer's portfolio (whether or not transferred to the Trust) that became Portfolio Charged-Off Loans during the immediately preceding Due Period (net of recoveries and gains), and the denominator of which is the sum of the AOLB and the aggregate principal balance of all other commercial loans in the Servicer's portfolio that were not transferred to the Trust, in each case as of the first day of the immediately preceding Due Period.

     PRIME RATE: The rate announced publicly by First Union from time to time as
     ----------
its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by First Union in connection with extension of credit to debtors.

     PROGRAM FEE: Has the meaning given to such term in the Fee Letter.
     -----------

     PURCHASE: Has the meaning set forth in the Note Purchase Agreement.
     --------

     PURCHASER: Has the meaning set forth in the Note Purchase Agreement.
     ---------

     RELATED: When used with respect to a group (or any portion thereof)
     -------
consisting of a Deal Agent and one or more Purchasers, such parties who are identified as related in the Note Purchase Agreement.

     REVOLVING PERIOD: The period commencing on the Closing Date and ending on
     ----------------
the day immediately preceding the Termination Date.

     SERIES 2000-1 NOTE DISTRIBUTION ACCOUNT: The note distribution account
     ---------------------------------------
established by the Indenture Trustee pursuant to Section 3.1 herein.

     SERIES 2000-1 NOTES: Means the Class A Notes and the Class B Notes.
     -------------------

     SERIES 2000-1 PRINCIPAL DISTRIBUTION AMOUNT: Means for any Remittance Date
     -------------------------------------------
the portion of the Adjusted Allocated Amount for Series 2000-1 consisting of Principal Collections.

     SERIES 2000-1 SECURED PARTIES: Any Holder of a Series 2000-1 Note and any
     -----------------------------
Hedge Counterparty relating to the Series 2000-1 Notes.

     SERIES 2000-1 TERMS SUPPLEMENT: Means this Series 2000-1 Terms Supplement,
     ------------------------------
as from time to time amended or supplemented.

     SPECIAL REDEMPTION DATE: In the case of an Optional Redemption of the
     -----------------------
Series 2000-1 Notes pursuant to Section 4.1 herein, the Remittance Date specified as such by the Servicer or the Issuer.

     SPECIAL REDEMPTION PRICE: With respect to an Optional Redemption of the
     ------------------------
Series 2000-1 Notes pursuant to Section 4.1 herein, an amount equal to the sum of (i) the Outstanding Amount of the Series 2000-1 Notes as of the Special Redemption Date, (ii) all accrued interest thereon, (iii) all unpaid Program Fees and Facility Fees, (iv) all Breakage Costs and (v) any amounts owed to a Hedge Counterparty under a Hedging Agreement relating to the Series 2000-1 Notes.

     STRUCTURING FEE: Has the meaning set forth in the Fee Letter.
     ---------------

     SUBORDINATION AMOUNT: As of any date of determination, an amount equal to
     --------------------
the sum of (i) the Outstanding Amount of the Class B Notes and (ii) the Applicable Percentage for the Series 2000-1 Notes multiplied by all Principal Collections then on deposit in the Principal and Interest Account.

     SUBSEQUENT SALE: A transaction pursuant to which some or all of the
     ---------------
Commercial Loans are sold by the Issuer to another party, some or all of the proceeds are which are used to redeem the Series 2000-1 Notes pursuant to
Section 4.1 herein.

     TERMINATION DATE: As defined in the Note Purchase Agreement.
     ----------------

     TERMINATION EVENT: Any one of the following events (whatever the reason
     -----------------
for such Series 2000-1 Termination Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i)   an Event of Default has occurred; or

     (ii) as of any date, the Subordination Amount is less than the Minimum Subordination Amount and such condition exists for a period of five consecutive Business Days; or

     (iii) the Issuer fails to enter into a required Hedge Transaction pursuant to Section 3.4 herein; or

     (iv) the Average Portfolio Yield shall be less than 1.75% as calculated on each Determination Date with respect to the last day of the immediately preceding Due Period, and it is not cured by the following Determination Date; or

     (v) as of any Determination Date, the Average Delinquency Ratio is greater than 4.0%; or

     (vi) as of any Determination Date, the Average Charged-Off Ratio is greater than 2.0%; or

     (vii) as of any Determination Date, the Average Portfolio Charged-Off Ratio is greater than 2.25%; or

     (viii) without the prior written consent of the Administrative Agent the Originator or Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or recission of or to the Servicer or the Credit and Collection Policy, in whole or in part, in any manner that could reasonably be expected to have a material adverse effect on the Commercial Loans; or

     (ix) the Seller, the Servicer or any Originator shall be in payment default, after giving effect to any applicable grace or cure periods, under any agreement for borrowed money to which any such entity is a party for an amount exceeding $1,000,000; or

     (x) a final judgment for the payment of money in excess of $5,000,000, individually or in the aggregate, shall have been rendered against the Originator or $2,000,000, individually or in the aggregate, shall have been rendered against the Seller, by a court of competent jurisdiction and the Originator or the Seller, as the case may be, shall not have either: (X) discharged or provided for the discharge of such judgment in accordance with its terms, or (Y) perfected a timely appeal of such judgment and caused the execution thereof to be stayed (by supersedes or otherwise) during the pendency of such appeal; or

     (xi) either (A) Robert J. Merrick ceases to be actively involved in the credit decisions of the Servicer (unless waived by the Administrative Agent, which waiver may be granted or withheld in their sole direction) or (B) any of the following ceases to be actively involved in the management of the Servicer (unless waived by the Administrative Agent, which waiver will not be unreasonably withheld): Bryan J. Mitchell, Steven F. Tunney or B. Hagen Saville; or

     (xii)  the Servicer breaches any of its obligations or covenants under
Section 9.14 of the Note Purchase Agreement, after giving effect to any applicable grace and cure periods, except where such breach would not reasonably be expected to have a material adverse effect on the Notes; or

     (xiii) there occurs a Change in Control; or

     (xiv) the Seller amends or alters its Certificate of Incorporation as in effect at the close of Business on the Closing Date without the prior written consent of First Union Securities, Inc.; or

     (xv) the Internal Revenue Service shall file a notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Seller or its affiliates and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file a notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Seller or its affiliates and such lien shall not have been released within five (5) Business Days.

     TERMINATION PRICE: With respect to the Series 2000-1 Notes, the
     -----------------
"Termination Price" as defined in Section 10.01 of the Sale and Servicing Agreement also shall include all unpaid Program Fees, Facility Fees and Breakage Costs.

     VARIABLE RATE LOAN: A Commercial Loan that pursuant to its terms bears
     ------------------
interest based upon the London interbank offered rate for United States Dollar deposits, a variable prime rate or other variable rate.

                                  ARTICLE II.

                       AUTHORIZATION, TERMS AND ISSUANCE

          SECTION 2.1. Authorization of Series 2000-1 Notes. There is hereby
                       ------------------------------------
authorized the borrowing of funds, and to evidence such borrowing there are hereby authorized two Classes of Series 2000-1 Notes (collectively, the "Series 2000-1 Notes"), designated (i) the "MCG Master Trust Notes, Series 2000-1, Class A" (the "Class A Notes") and (ii) the "MCG Master Trust Notes, Series 2000-1, Class B" (the "Class B Notes").

     The Indenture Trustee shall upon Issuer Request authenticate and deliver a single Class A Note for original issue in an aggregate initial principal amount of up to $150,000,000. At any time, the Outstanding Amount of the Class A Notes shall equal the aggregate amount of all unpaid Advances made under the Note Purchase Agreement. The amount of any Advance that is prepaid shall be available for future Advances pursuant to the terms of the Basic Documents.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver a single Class B Note. At any time, the Outstanding Amount of the Class B Note shall equal the excess of (i) all increases to such Outstanding Amount pursuant to Section 2.09(a)(ii) of the Sale and Servicing Agreement over (ii) all payments applied pursuant to the terms of the Basic Documents as a reduction in the Outstanding Amount of the Class B Notes.

          SECTION 2.2.  Purposes. The Series 2000-1 Notes are authorized to
                        --------
finance the acquisition by the Issuer of Commercial Loans, and to make deposits to the Accounts required hereby.

          SECTION 2.3.  Terms of Series 2000-1 Notes Generally. The Class A
                        --------------------------------------
Notes and Class B Notes shall be issued in fully registered form, in substantially the forms set forth in Exhibit A and Exhibit B, respectively, with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Master Indenture and this Series 2000-1 Terms Supplement, or as may be consistent with the Master Indenture and this Series 2000-1 Terms Supplement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

          The Series 2000-1 Notes may be issued only in Authorized Denominations. The Series 2000-1 Notes shall be dated as of the Closing Date. Each Class of Series 2000-1 Notes shall mature on the Final Maturity Date. Each Class of Series 2000-1 Notes shall be numbered consecutively from 1 upwards with the prefix [A] or [B] preceding each number, as appropriate.

          Interest on each Class A Note shall accrue on the Outstanding Amount of such Class A Note until such Class A Note has been paid in full or payment has been duly provided for, as the case may be, and shall accrue from the later of the initial date thereof or the most recent Remittance Date to which interest has been paid or duly provided for. The Class B Notes shall be non-interest bearing and shall not be entitled to receive any payments with respect to interest.

                                 ARTICLE III.

                          ACCOUNTS AND DISTRIBUTIONS

          SECTION 3.1.  Series 2000-1 Note Distribution Account. (a) No later
                        ---------------------------------------
than the Closing Date, the Indenture Trustee will establish and maintain with itself in its trust department a trust account, which shall not be interest-bearing, titled "MCG Master Trust, Series 2000-1 Note Distribution Account, Norwest Bank Minnesota, National Association, as Indenture Trustee" (the "Series 2000-1 Note Distribution Account"). The Indenture Trustee shall, promptly upon receipt, deposit in the Series 2000-1 Note Distribution Account and retain therein:

          (i) the Adjusted Allocated Amount for Series 2000-1 received pursuant to Section 5.07 (d)(i) of the Sale and Servicing Agreement;

          (ii) any payments received from any Hedge Counterparty pursuant to any Hedge Transaction or Hedging Agreements;

          (iii) any payments received from another Series pursuant to the Terms Supplement for such Series; and

          (iv) the Special Redemption Price received upon an Optional Redemption of the Series 2000-1 Notes pursuant to Section 4.1 herein.

     (b) Amounts on deposit in the Series 2000-1 Note Distribution Account shall be withdrawn on each Remittance Date by the Indenture Trustee, or the Paying Agent on its behalf, to effect the distribution described in Section 3.2 herein, and, thereafter, by the Indenture Trustee in no particular order of priority:


          (i) to withdraw any amount not required to be deposited in the Series 2000-1 Note Distribution Account or deposited therein in error; and

          (ii) to clear and terminate the Series 2000-1 Note Distribution Account upon payment in full of the Series 2000-1 Notes.

          SECTION 3.2.  Distribution. (a) By 11:00 A.M. New York time, on each
                        ------------
Remittance Date, the Indenture Trustee shall withdraw from the Series 2000-1 Note Distribution Account the amounts deposited therein pursuant to Section 3.1(a) (i), (ii) and (iii) and make distributions thereof in the amounts set forth in the monthly Servicer's Certificate in the following order of priority:

          (i) first, to any Hedge Counterparty under any Hedging Agreement or Hedge Transaction relating to the Series 2000-1 Notes, all amounts due other than Hedge Breakage Costs;

          (ii) second, to the Expense Account, the product of (A) the Applicable Percentage for the Series 2000-1 Notes and (B) the amount of any unpaid fees and expenses required to be paid to the Indenture Trustee and the Owner Trustee (including expenses incurred by the Indenture Trustee in connection with becoming a successor servicer pursuant to Section 9.02 of the Master Servicing Agreement);

          (iii) third, to the Class A Noteholders, the aggregate Interest Distribution Amount, Program Fee, Facility Fee and Breakage Costs due for such Remittance Date;

          (iv) fourth, (A) during the Revolving Period for Series 2000-1 (provided there is no Potential Termination Event in effect) the Series 2000-1 Principal Distribution Amount shall be distributed as a payment of principal to the Holders of the Class A and Class B Notes, pro rata based upon the Class A Percentage and the Class B Percentage, respectively, until the Outstanding Amounts of the Class A Notes and the Class B Notes are reduced to zero, and (B) during the Amortization Period for Series 2000-1 (or if a Potential Termination Event is in effect) the amounts remaining in the Series 2000-1 Note Distribution Account shall be distributed as a payment of principal, first to the Holders of the Class A Notes until the Outstanding Amount of the Class A Notes is reduced to zero and then, to the Holders of the Class B Notes until the Outstanding Amount of the Class B Notes is reduced to zero;

          (v) fifth, to any Hedge Counterparty under any Hedging Agreement or Hedge Transaction relating to the Series 2000-1 Notes, all amounts, if any, due as Hedge Breakage Costs;

          (vi) sixth, to the Note Distribution Account of each other Series experiencing a shortfall in amounts required to be distributed to the Holders of the Notes of such Series on such Remittance Date (pro rata based upon their respective Invested Amounts, with no Series receiving more than the amount of its shortfall); and

          (vii) seventh, to the Paying Agent under the Trust Agreement, for distribution to the Certificateholders, any excess.

     (b) Notwithstanding the foregoing, in connection with an Optional Redemption of the Series 2000-1 Notes, by 11:00 A.M. New York time on the Special Redemption Date, the Indenture Trustee shall withdraw from the Series 2000-1 Note Distribution Account the amounts deposited therein pursuant to
Section 3.1(a)(iv) and make distributions thereof in the amounts set forth in the monthly Servicer's Certificate in the following order of priority:

          (i) first, to any Hedge Counterparty under any Hedging Agreement or Hedge Transaction relating to the Series 2000-1 Notes, all amounts due other than Hedge Breakage Costs;

          (ii) second, to the Expense Account, the product of (A) the Applicable Percentage for the Series 2000-1 Notes and (B) the amount of any unpaid fees and expenses required to be paid to the Indenture Trustee and the Owner Trustee (including expenses incurred by the Indenture Trustee in connection with becoming a successor servicer pursuant to Section 9.02 of the Master Servicing Agreement);

          (iii) third, to the Class A Noteholders, the aggregate Interest Distribution Amount, Program Fee, Facility Fee and Breakage Costs accrued and unpaid as of the Special Redemption Date;

          (iv) fourth, to the Class A Noteholders, as a payment of principal until the Outstanding Amount of the Class A Notes is reduced to zero;

          (v) fifth, to the Class B Noteholders, as a payment of principal until the Outstanding Amount of the Class B Notes is reduced to zero;

          (vi) sixth, to any Hedge Counterparty under any Hedging Agreement or Hedge Transaction relating to the Series 2000-1 Notes, all amounts, if any, due as Hedge Breakage Costs; and

          (vii) seventh, to the Paying Agent under the Trust Agreement, for distribution to the Certificateholders, any excess.

          SECTION 3.3.  Statements. Pursuant to the Note Purchase Agreement,
                        ----------
each month the Servicer shall deliver to First Union Securities, Inc. and the Indenture Trustee a Series 2000-1 Monthly Servicer Report substantially in the form attached as Exhibit C.

          SECTION 3.4.  Hedging Agreements. (a) At all times that Advances are
                        ------------------
outstanding (x) if the aggregate Principal Balance of all Eligible Loans that are Variable Rate Loans is less than 80% of the AOLB for a period of five consecutive Business Days or (y) the Average Portfolio Yield is less than 1.75%, the Issuer shall enter into one or more Hedge Transactions, provided that each such Hedge Transaction shall:

     (i) be entered into with a Hedge Counterparty and governed by a Hedging Agreement;

     (ii) have a notional amount such that the Hedge Notional Amount in effect during any Interest Accrual Period shall be equal to at least (1) in the case of clause (x) above, 100% of the product of the Applicable Percentage for Series 2000-1 and the aggregate Principal Balance of all Eligible Loans that are not Variable Rate Loans and (2) in the case of clause (y) above, 100% of the product of the Applicable Percentage for Series 2000-1 and the aggregate Principal Balance of all Eligible Loans.

     (iii) provide for two series of monthly payments to be netted against each other and paid into the Series 2000-1 Note Distribution Account (if payable by the Hedge Counterparty) or from the Series 2000-1 Note Distribution Account (if payable by the Issuer).

     (b) As additional security hereunder, the Issuer hereby collaterally assigns to the Indenture Trustee, on behalf of the Series 2000-1 Secured Parties, all right, title and interest of the Issuer in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Issuer under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty ("Hedge Collateral"), and grants a security interest to the Indenture Trustee, on behalf of the Series 2000-1 Secured Parties, in the Hedge Collateral. The Issuer acknowledges that, as a result of that assignment, the Issuer may not, without the prior written consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Issuer's right under any Hedging Agreement to enter into and/or if no longer required to terminate Hedge Transactions in order to meet the Issuer's obligations under this Section 3.4 hereof. Nothing herein shall have the effect of releasing the Issuer from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Indenture Trustee, the Administrative Agent or any Hedge Counterparty for the performance by the Issuer of any such obligations.

                                  ARTICLE IV.

                OTHER TERMS RELATING TO THE SERIES 2000-1 NOTES


          SECTION 4.1. Optional Redemption. (a) The Series 2000-1 Notes are
                       -------------------
subject to redemption in whole, but not in part, at any time at the option of the Issuer, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned. The redemption price for the Series 2000-1 Notes pursuant to this Section 4.1 shall be equal to the Special Redemption Price.

     (b) If the Series 2000-1 Notes are to be redeemed pursuant to the provisions of this Section 4.1, the Issuer shall fix a date for such Optional Redemption (the "Special Redemption Date") and shall furnish notice thereof to the Indenture Trustee and the Administrative Agent not later than 20 days prior to the Special Redemption Date. The Issuer shall deposit with the Indenture Trustee in the Series 2000-1 Note Distribution Account, on or before the Special Redemption Date, an amount at least equal to the Special Redemption Price, whereupon all such Series 2000-1 Notes shall be due and payable on the Special Redemption Date upon the furnishing of a notice complying with Section 4.2 to each Holder of the Series 2000-1 Notes.

          SECTION 4.2. Form of Optional Redemption Notice. Notice of redemption
                       ----------------------------------
under Section 4.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed not less than five Business Days prior to the Special Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the Special Redemption Date, at such Holder's address appearing in the Note Register.

          All notices of redemption shall state:

               (i)  the Special Redemption Date;

               (ii) the Special Redemption Price;

               (iii) that the Record Date otherwise applicable to such Special Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Series 2000-1 Notes and the place where such Series 2000-1 Notes are to be surrendered for payment of the Special Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 of the Master Indenture); and

               (iv) that interest on the Series 2000-1 Notes shall cease to accrue on the Special Redemption Date.

     Notice of redemption of the Series 2000-1 Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Series 2000-1 Note shall not impair or affect the validity of the redemption of any other Series 2000-1 Note.

          SECTION 4.3. Notes Payable on Special Redemption Date. The Series
                       ----------------------------------------
2000-1 Notes to be redeemed shall, following notice of redemption as required by
Section 4.2, on the Special Redemption Date become due and payable at the Special Redemption Price and (unless the Issuer shall default in the payment of the Series 2000-1 Special Redemption Price into the Note Distribution Account, no interest shall accrue on the Special Redemption Price, for any period after the date to which accrued interest is calculated for purposes of calculating the Special Redemption Price.

          SECTION 4.4. Other Amounts Payable To Series 2000-1 Notes.
                       ---------------------------------------------
Notwithstanding anything in the other Basic Documents to the contrary, whenever the Class A Notes are entitled to receive a payment of interest, the Class A Notes also shall be entitled to receive, pari passu with such payment of
                                         ---- -----
interest, all unpaid Program Fees, Facility Fees and Breakage Costs.

          SECTION 4.5. Events of Default. If the Series 2000-1 Notes are the
                       -----------------
only Series Outstanding, each Termination Event shall be deemed an Event of Default and the Indenture Trustee and the Series 2000-1 Secured Parties shall have all the rights afforded such parties upon the occurrence of an Event of Default under the Master Indenture.

          SECTION 4.6. Determination of Certain Amounts. Until the Outstanding
                       --------------------------------
Amount of the Class A Notes has been reduced to zero, the Administrative Agent shall determine the Interest Distribution Amount, the Program Fee, the Facility Fee and any Breakage Costs for each Interest Accrual Period in accordance with the Basic Documents and shall inform the Servicer and the Indenture Trustee at their respective facsimile number given to the Administrative Agent in writing. Any such determinations by the Administrative Agent shall be binding upon all parties absent manifest error.

          SECTION 4.7. Class B Transfer Restrictions. So long as the Class A
                       -----------------------------
Notes are outstanding, the Class B Notes shall not be sold, pledged, transferred, assigned, have a participation interest sold therein, or otherwise conveyed, in whole or in part, without the prior written approval of the Administrative Agent (which may be granted or withheld in its sole discretion). The Indenture Trustee and Note Registrar shall not effect any such transfer prior to being furnished such written approval.

                                  ARTICLE V.

                                 MISCELLANEOUS

          SECTION 5.1. Issuer for This Series 2000-1 Terms Supplement. This
                       ----------------------------------------------
Series 2000-1 Terms Supplement is adopted pursuant to the provisions of the Master Indenture.

          SECTION 5.2. Counterparts. This Series 2000-1 Terms Supplement may be
                       ------------
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 5.3. Security Agreement. This Series 2000-1 Terms Supplement
                       ------------------
constitutes a security agreement for the purposes of the Uniform Commercial
Code.

          SECTION 5.4. GOVERNING LAW. THIS SERIES 2000-1 TERMS SUPPLEMENT AND
                       -------------
THE SERIES 2000-1 NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 5.5. Ratification of Master Indenture. As supplemented by this
                       --------------------------------
Series 2000-1 Terms Supplement, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture as so supplemented by this Series 2000-1 Terms Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Master Indenture contained herein is solely for purposes of the Series 2000-1 Notes, and shall have no effect on any other Series of Notes issued pursuant to the Master Indenture. If any term of this Series 2000-1 Terms Supplement conflicts with any term of the Master Indenture, this Series 2000-1 Terms Supplement shall control for purposes of the Series 2000-1 Notes.

          IN WITNESS WHEREOF, the parties hereto have caused this Series 2000-1 Terms Supplement to be duly executed as of the day and year first above written.

                              MCG MASTER TRUST

                              By:   WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as Owner
                                    Trustee on behalf of the Trust

                              By: /s/ James P. Lawler
                                  ----------------------------------
                                Name: James P. Lawler
                                Title: Vice President


                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee,

                              By: /s/ Marianna C. Stershic
                                  ----------------------------------
                                Name: Marianna C. Stershic
                                Title: Assistant Vice-President

                                   EXHIBIT A
                                   ---------

                            [FORM OF CLASS A NOTE]

                                    TO COME

                                   EXHIBIT B
                                   ---------

                            [FORM OF CLASS B NOTE]


                                    TO COME

                                   EXHIBIT C
                                   ---------

                 FORM OF SERIES 2000-1 MONTHLY SERVICER REPORT
                        Series 2000-1 Terms Supplement
To be delivered to the Noteholders of Series 2000-1 and the Indenture Trustee on
                           every Determination Date

                                      MCG
                     SERIES 2000-1 Monthly Servicer Report


                                                                                                                          ----------
Due Period ending on:                                                                                                     06/30/2000
                                                                                                                          ----------
Facility Amount                                                                                                            $      -
Number of Eligible Loans                                                                                                          -
Largest Commitment of all Eligible Loans                                                                                   $      -

Aggregate Outstanding Loan Balance (AOLB) at end of prior Due Period                                                       $      -
Aggregate Outstanding Loan Balance (AOLB) at end of current Due Period                                                     $      -

VFCC Advances Outstanding at end of prior Due Period                                                                       $      -
VFCC Advances Outstanding at end of current Due Period                                                                     $      -

Outstanding Amount of Class A Notes at end of current Due Period                                                           $      -
Outstanding Amount of Class B Notes at end of current Due Period                                                           $      -

-------------------------------------------------------------------------------------------------------------------------
                                                      SERIES 2000-1 VFCC DATA
-------------------------------------------------------------------------------------------------------------------------
VFCC Advances outstanding during the collection period                                                                     $      -
Servicing Fee                                                                                                                     1%
Days (Actual / 360)                                                                                                               -
                                                                                                                           --------
Total Servicing Fee                                                                                                        $      -
                                                                                                                           ========

-------------------------------------------------------------------------------------------------------------------------
                          SERIES 2000-1 CASH RECONCILIATION REPORT for the Note Distribution Sub-Account
-------------------------------------------------------------------------------------------------------------------------
1. Available Funds                                                                                                         $      -
2. Applicable Percentage                                                                                                       0.00%
3. Portion of Available Funds allocated to Series 2000-1                                                                   $      -
4. Applicable Percentage for Series 2000-1 of any amounts received in connection with an Optional Redemption               $      -
5. Applicable Percentage for Series 2000-1 of amount required to be paid by the Servicer in connection with losses on
     investments                                                                                                           $      -
                                                                                                                         ----------
                                                                      Total deposit to the Series 2000-1 sub-account       $      -
                                                                                                                         ==========
6. Total Principal Allocations                                                                                             $      -
7. Total Interest Allocations                                                                                              $      -
                                                                                                                         ----------
                                                                      Total deposit to the Series 2000-1 sub-account       $      -
                                                                                                                         ==========

-------------------------------------------------------------------------------------------------------------------------
                                                      SERIES 2000-1 WATERFALL
-------------------------------------------------------------------------------------------------------------------------

REVOLVING PERIOD                                                                                                           Amount $
                                                                                                                           --------
1. Payments due to Hedge Counterparty other than Hedge Breakage Costs                                                      $      -
2. Payments due to Indenture Trustee and Owner Trustee                                                                     $      -
3. Payments due to Class A Noteholders, aggregate Interest Distribution Amount, Program Fee, Facility Fee and
     Breakage Costs                                                                                                        $      -
4. Payments due to Holders of the Class A and Class B Notes, aggregate Principal Distribution Amount until Notes
     are reduced to zero                                                                                                   $      -
5. Payments due to Hedge Counterparty relating to Hedge Breakage Costs                                                     $      -
6. Payments to the Note Distribution Accounts of another Series if shortfalls exist                                        $      -
7. Payments of any excess to the Paying Agent for distribution to the Certificateholders                                   $      -

AMORTIZATION PERIOD
1. Payments due to Hedge Counterparty other than Hedge Breakage Costs                                                        $   -
2. Payments due to Indenture Trustee and Owner Trustee                                                                       $   -
3. Payments due to Class A Noteholders, aggregate Interest Distribution Amount, Program Fee, Facility Fee and Breakage Costs $   -
4. Payments due to Holders of the Class A Notes, aggregate Principal Distribution Amount until Notes are reduced to zero     $   -
5. Payments due to Holders of the Class B Notes, aggregate Principal Distribution Amount until Notes are reduced to zero     $   -
6. Payments due to Hedge Counterparty relating to Hedge Breakage Costs                                                       $   -
7. Payments of any excess to the Paying Agent for distribution to the Certificateholders                                     $   -

---------------------------------------------------------------------------------------------------------------------------
                                                    BORROWING BASE CALCULATION
---------------------------------------------------------------------------------------------------------------------------

1  Principal Balance of all Eligible Loans                                                                                   $   -
2  Less: Delinquencies                                                                                                       $   -
3  Aggregate Outstanding Loan Balance (AOLB) = (1-2)                                                                         $   -

Concentration Limits (amounts that exceed the limits should be stated here).  Limits are to be calculated as percentage or dollar amount of AOLB unless otherwise stated.

4  Geographic Concentration (Loan to Obligors in a single state may not exceed 25%; state concentration to be determined by
     revenues) - NOT APPLICABLE DURING THE RAMP-UP PERIOD                                                                    $   -
5  Industry Concentration (Loans to a single industry segment may not exceed the following):  NOT APPLICABLE DURING
     THE RAMP-UP PERIOD
     Radio - 40%                                                                                                             $   -
     Television - 40%                                                                                                        $   -
     Publishing - 40%                                                                                                        $   -
     Community Newspapers - 40%                                                                                              $   -
     Telecommunication - 35%                                                                                                 $   -
     Business Information Services - 30%                                                                                     $   -
     Technology - 25%                                                                                                        $   -
     Security Alarm Leasing Companies - 25%                                                                                  $   -
     Paging - 25%                                                                                                            $   -
     Towers - 25%                                                                                                            $   -
     Internet Service Provider - 25%                                                                                         $   -
     E-commerce - 25%                                                                                                        $   -
     Other - 25%                                                                                                             $   -
     Any sub-segment of Telecommunication - 25%                                                                              $   -
6  Single Obligor commitment may not exceed $13.3 MM during Ramp-Up period and $20MM thereafter                              $   -
7  Six Largest Loan Outstandings  (may not exceed the greater of: $90MM or 40%)                                              $   -
8  Average Loan size (may not exceed $8MM)                                                                                   $   -
9  Weighted Average Life (may not exceed 6.5 years)                                                                          $   -
10 Risk Rating (weighted average risk rating may not exceed 5.75)                                                            $   -
11 Grade 7 Limit (sum of all Loans with risk rating of 7 may not exceed 17.5%)                                               $   -
12 Grade 7 Industry Limit (sum of all Loans to single industry segment with risk rating of 7 may not exceed 10%) NOT         $   -
     APPLICABLE DURING THE RAMP-UP PERIOD
                                                                                                                             -----
13 Excess Concentrations (Sum of  4 through 12)                                                                              $   -

14 Principal Collections                                                                                                     $   -
15 Borrowing Base (3 minus 13 plus 14)                                                                                       $   -
16 Borrowing Base prior to Principal Collections (3 minus 13)                                                                $   -
17 Applicable Percentage for this Series                                                                                         0%
18 Allocated Amount (16*17)                                                                                                      -

19 Minimum Subordination Amount: The greater of 19A or 19B                                                                   $   -
A  18*19C                                                                                                                    $   -
B  $10,000,000 during Ramp-Up Period and $40,000,000 after the Ramp-Up Period                                                $   -
C  Minimum Subordination Percentage (During ramp-up period=20%; subsequent to ramp-up period, the greater of: (a)  20% and       0%
   (b) 3 times largest Obligor aggregate commitments / by AOLB)

20 Advance Rate (1 minus Minimum Subordination Amount/Allocated Amount)                                                      #DIV/0!
                                                                                                                             -------

21 Maximum Availability from Borrowing Base = (18*20)                                                                       #DIV/0!
22 Plus Principal Collection Account (if no series is in amortization)                                                      $     -
                                                                                                                            -------
23 Total Availability = (21 plus 22)                                                                                        #DIV/0!

24 Less Advances Outstanding Prior to Borrowing Base                                                                        $     -
                                                                                                                            -------
25 Borrowing Availability = (23 minus 24)                                                                                   #DIV/0!
                                                                                                                            -------
26 Borrowing Request (not to exceed Purchase Limit, $150,000,000, or cause the Subordination Amt. to exceed the Min.
   Sub. Amt. noted in 19)                                                                                                   $     -
                                                                                                                            =======
27 Cash Withdrawal ( up to 100% of cash in Principal Collection Account as long as facility is in compliance)               $     -
                                                                                                                            =======

-----------------------------------------------------------------------------------------------------------------------
                                              EVENT OF EARLY AMORTIZATION
-----------------------------------------------------------------------------------------------------------------------
                (To be provided monthly, each with supporting calculations as defined in the documents)                   Covenant
                                                                                                                           Level
1. Minimum Subordination Amount                                                                                          10,000,000
2. Average Portfolio Yield                                                                                                     1.75%
3. Average Delinquency Ratio                                                                                                   4.00%
4. Average Charged-off Ratio                                                                                                   2.00%
5. Average Portfolio Charged-off Ratio                                                                                         2.25%
5. Hedging requirement (If at least 80% of AOLB are LIBOR Loans, 0%; if * 80% of AOLB are LIBOR Loans, Agent may
require up - to 100% for non-LIBOR Loans;  Average Portfolio Yield * 1.75%, 100% of all Eligible Loans                            -

less than replace by *

                                AMENDMENT NO. 1

                                      TO

                        SERIES 2000-1 TERMS SUPPLEMENT

     AMENDMENT NO. 1, dated as of June 6, 2001, between MCG Master Trust (the "Issuer") and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as Indenture Trustee (the "Indenture Trustee").

     WHEREAS, the Issuer and the Indenture Trustee entered into the Indenture dated as of June 1, 2000 (the "Indenture") and the Series 2000-1 Terms Supplement to the Indenture dated as of June 1, 2000 (the "Series 2000-1 Terms Supplement") in connection with the issuance by the Issuer of the MCG Master Trust Notes, Series 2000-1 (the "Notes"); and

     WHEREAS, Section 9.02 of the Indenture and Section 5.5 of the Series 2000-1 Terms Supplement permit the Series 2000-1 Terms Supplement to be amended from time to time pursuant to the conditions set forth therein; and

     WHEREAS, the parties hereto wish to amend the Series 2000-1 Terms Supplement as set forth herein;

     NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Series 2000-1 Terms Supplement and in Appendix A to the Sale and Servicing Agreement dated as of June 1, 2000, as amended, among the Issuer, MCG Finance Corporation II and MCG Credit Corporation.

     2. A new definition "Additional Equity Date" is hereby added following the definition of "Account" to read in its entirety as follows:

               ADDITIONAL EQUITY DATE:  The date on which the Originator
               ----------------------
     furnishes the Deal Agent with evidence satisfactory to the Deal Agent that the stockholders' equity of the Originator (determined in accordance with generally accepted accounting principles) is equal to or greater than $300,000,000.

     3.  The definition of "Average Portfolio Charged-Off Ratio" contained in
Article I is hereby amended in its entirety to read as follows:

               AVERAGE PORTFOLIO CHARGED-OFF RATIO:  As of any Determination
               -----------------------------------
     Date, the percentage equivalent of a fraction, the numerator of which is the aggregate applicable portion of the principal balance of all commercial loans in the Servicer's portfolio (whether or not transferred to the Trust) that are owned by the Servicer or an Affiliate thereof (other than through an SBIC) that became Portfolio Charged-Off Loans during the 12 immediately preceding Due Periods (net of recoveries and gains), and the denominator of which is the quotient obtained by dividing (i) the sum of the AOLB and the aggregate principal balance of all other commercial loans in the

     Servicer's portfolio that are owned by the Servicer or an Affiliate thereof (other than through an SBIC), in each case, as of the first day of each of the 12 immediately preceding Due Periods by (ii) 12.

     4. The definition of "Facility Limit" is hereby amended in its entirety to read as follows:

               FACILITY LIMIT:  (i) Prior to the Additional Equity Date,
               --------------
     $150,000,000 and (ii) on and after the Additional Equity Date, $200,000,000.

     5. The definition of "Portfolio Charged-Off Loan" contained in Article I is hereby amended in its entirety to read as follows:

               PORTFOLIO CHARGED-OFF LOAN:  That portion of the principal
               --------------------------
     balance (but not less than 50%) of any commercial loan (other than a commercial loan to a "debtor in possession" (as defined in Chapter 11 of the United States Bankruptcy Code), which loan was funded by the Originator after the related obligor became subject to a bankruptcy proceeding) in the Servicer's portfolio (whether or not transferred to the Trust) that is owned by the Servicer or an Affiliate thereof (other than an SBIC) that (x) is ninety (90) days or more contractually past due with respect to any payment that the Servicer has determined to charge-off in accordance with the Credit and Collection Policy or (y) the related borrower has filed for bankruptcy protection or is generally unable to meet its financial obligations or has suffered any other material adverse change that materially affects its viability as a going concern, and where adequate collateral does not exist to repay the commercial loan (as determined by the Servicer in accordance with the Credit and Collection Policy); provided that the entire unpaid principal balance of a commercial loan to the extent not previously charged-off shall be deemed a Portfolio Charged-Off Loan if
     (i) the commercial loan becomes 180 days past due with respect to any payment of principal or interest, or (ii) 180 days has elapsed after the related borrower has filed for bankruptcy protection or is generally unable to meet its financial obligations or has suffered any other material adverse change that materially affects its viability as a going concern and, in each case, where adequate collateral does not exist to repay the commercial loan (as determined by the Servicer in accordance with the Credit and Collection Policy; provided that the Deal Agent shall have the right to contest such determination and, if the Deal Agent contests such determination, the entire unpaid principal balance of such commercial loan not previously charged-off shall be deemed a Portfolio Charged-Off Loan after such 180 day period regardless of whether the Servicer believes adequate collateral exists), or (iii) such commercial loan is or should otherwise be written off in its entirety by the Servicer in accordance with its Credit and Collection Policy.

     6. The definition of "Portfolio Charged-Off Ratio" is hereby deleted in its entirety.

     7. A new definition "Swingline Advance" is hereby added following the definition of "Subsequent Sale" to read in its entirety as follows:

               SWINGLINE ADVANCE:  The meaning set forth in Amendment No. 1,
               -----------------
     dated as of June 6, 2001, to the Note Purchase Agreement.

     8.  The definition of "Termination Event" is hereby amended as follows:

         (a) Clause (ix) of the definition thereof is hereby deleted and replaced with the phrase "[intentionally omitted.]"

         (b) Clause (x) of the definition thereof is hereby revised by replacing the dollar amount "$5,000,000" appearing on the first line thereof with the dollar amount "$10,000,000."

         (c) Clause (xi) of the definition thereof is hereby amended in its entirety to read as follows:

               (xi)(I) prior to the date that the Originator consummates the initial public offering of its common stock, either (A) Robert J. Merrick ceases to be actively involved in the credit decisions of the Originator (unless waived by the Administrative Agent, which waiver may be granted or withheld in their sole discretion) or (B) any of the following ceases to be actively involved in the management of the Originator (unless waived by the Administrative Agent, which waiver will not be unreasonably withheld):
     Bryan J. Mitchell, Steven F. Tunney or B. Hagen Saville and (II) on and after the date that the Originator consummates the initial public offering of its common stock, any two of Messrs. Merrick, Mitchell, Tunney or Saville ceases to be actively involved in the management of the Originator (which, with respect to Mr. Merrick, shall mean involvement in credit decisions) (unless waived by the Administrative Agent, which waiver may be granted or withheld in their sole discretion, or unless within 120 days of the date the second of such persons ceases to be actively involved in the management of the Originator, each of such persons is replaced by a person reasonably acceptable to the Administrative Agent); or

         (d) A new clause (xvi) is hereby added to such definition to read in its entirety as follows :

              (xvi)  90 calendar days after the first to occur of the GS
     Owners (as defined in the definition of Institutional Investor contained in Appendix A to the Sale and Servicing Agreement) no longer (A) owning at least 5% of the Originator's issued and outstanding common stock or (B) having the right to designate for nomination at least one of the Originator's directors; or

          (e) A new clause (xvii) is hereby added to such definition to read in its entirety as follows:

              (xvii) a default by the Originator in the payment of any interest on any Swingline Advance when the same becomes due and payable, and such default shall continue for a period of three Business Days.

     9. Section 2.1 is hereby amended by adding the following after the phrase "up to $150,000,000" appearing in the second line of the second paragraph:

          (or $200,000,000 on and after the Additional Equity Date).

     10. Section 3.2(a) is hereby amended by deleting the word "and" appearing at the end of clause (vi), changing "(vii) seventh" to read "(viii) eighth" and inserting a new clause (vii), to be inserted after clause (vi), to read in its entirety as follows:

              (vii) seventh, to First Union National Bank, or its successors, the amount of any unpaid interest due on Swingline Advances; and

     11. Section 3.2(b) is hereby amended by deleting the word "and" appearing at the end of clause (vi), changing "(vii) seventh" to read "(viii) eighth" and inserting a new clause (vii), to be inserted after clause (vi), to read in its entirety as follows:

              (vii) seventh, to First Union National Bank, or its successors, the amount of any unpaid interest due on Swingline Advances; and

     12. A new Section 3.2(c) is hereby added to read in its entirety as follows:

         (c) Notwithstanding anything in the Indenture to the contrary, if any payments are made pursuant to Section 5.04(b) of the Indenture, the Indenture Trustee shall pay First Union National Bank, or its successors, the amount of any unpaid interest due on Swingline Advances prior to paying amounts to the Issuer pursuant to priority FIFTH of such section.

     13. Section 4.5 is hereby amended by inserting the phrase "(other than an event described in clause (xi) of the definition thereof)" after the phrase "each Termination Event" appearing on the second line thereof.

     14. Exhibit C (Form of Series 2000-1 Monthly Servicer Report) is hereby amended in its entirety to read as set forth on the attachment hereto.

     15. This Amendment No. 1 shall become effective when satisfactory evidence is presented to the Deal Agent that all conditions precedent set forth under the heading "Initial Amendments" in the letter agreement dated as of June 6, 2001 between the Deal Agent and the Originator have been satisfied.

     16. Except as otherwise set forth herein, the Series 2000-1 Terms Supplement shall continue in full force and effect in accordance with its terms.

     17. This Amendment No. 1 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Series 2001-1 Terms Supplement as of the day and year first above written.

                                    MCG MASTER TRUST:

                                     By: MCG CREDIT CORPORATION

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                         WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION (formerly
                                         known as Norwest Bank Minnesota,
                                         National Association), not in its
                                         individual capacity but solely as
                                         Indenture Trustee


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

CONSENTED TO:

FIRST UNION SECURITIES, INC.,
  as Administrative Agent


By
   ----------------------------------
   Name:
   Title:



VARIABLE FUNDING CAPITAL CORPORATION,
  as Sole Noteholder

By:  FIRST UNION SECURITIES, INC.
       as attorney-in-fact


By
   ----------------------------------
   Name:
   Title:

                                   EXHIBIT C
                                   ---------


                                      MCG
                     SERIES 2000-1 Monthly Servicer Report


                                                                                        ---------------------
            Due Period ending on:                                                                1/0/00
                                                                                        ---------------------
            Facility Amount                                                                $               -
            Number of Eligible Loans                                                                       -
            3 Largest Commitments of all Eligible Loans                                    $               -

            Aggregate Outstanding Loan Balance (AOLB) at end of prior Due Period           $               -
            Aggregate Outstanding Loan Balance (AOLB) at end of current Due Period         $               -

            VFCC Advances Outstanding at end of prior Due Period                           $               -
            VFCC Advances During the Current Due Period                                    $               -
            VFCC Share of Principal Payments                                               $               -
            VFCC Advances Outstanding at end of current Due Period                         $               -

          ------------------------------------------------------------------------------
                                      SERIES 2000-1 VFCC DATA
          ------------------------------------------------------------------------------
            VFCC Average Advances outstanding during the collection period                 $               -
            Program Fee
            Days (Actual / 360)
                                                                                           -----------------
            Total Program Fee                                                              $               -
                                                                                           =================

          ------------------------------------------------------------------------------
                 SERIES 2000-1 CASH RECONCILIATION REPORT for the Note Distribution
                                            Sub-Account
          ------------------------------------------------------------------------------
            1. Available Funds                                                             $               -
            2. Applicable Percentage
            3. Portion of Available Funds allocated to Series 2000-1                       $               -
            4. Applicable Percentage for Series 2000-1 of any amounts received in          $               -
            connection with an Optional Redemption
            5. Applicable Percentage for Series 2000-1 of amount required to be paid by    $               -
            the Servicer in connection with losses on investments
                                                                                           -----------------
                                          Total deposit to the Series 2000-1 sub-account   $               -
                                                                                           =================
            6. Total Principal Allocations                                                 $               -
            7. Total Interest Allocations                                                  $               -
                                                                                           -----------------
                                          Total deposit to the Series 2000-1 sub-account   $               -
                                                                                           =================

          ------------------------------------------------------------------------------
                                      SERIES 2000-1 WATERFALL
          ------------------------------------------------------------------------------

            REVOLVING PERIOD                                                                    Amount $
                                                                                           ------------------
            1. Payments due to Hedge Counterparty other than Hedge Breakage Costs          $               -
            2. Payments to Indenture and Owner Trustee for Expenses                        $               -



            3. Payments due to Class A Noteholders, aggregate Interest Distribution
            Amount, Program Fee, Facility Fee and Breakage Costs                           $               -
            4. Payments due to Holders of the Class A and  Class B Notes, aggregate
            Principal Distribution Amount until Notes are reduced to zero
              Class A Payment                                                              $               -
              Class B Payment
            5. Payments due to Hedge Counterparty relating to Hedge Breakage Costs         $               -
            6. Payments to the Note Distribution Accounts of another Series if
            shortfalls exist                                                               $               -
            7. Payments of any excess to the Paying Agent for distribution to the
            Certificateholders                                                             $               -

            AMORTIZATION PERIOD
            1. Payments due to Hedge Counterparty other than Hedge Breakage Costs          $               -
            2. Payments due to Class A Noteholders, aggregate Interest Distribution
            Amount, Program Fee, Facility Fee and Breakage Costs                           $               -
            3. Payments due to Holders of the Class A Notes, aggregate Principal
            Distribution Amount until Notes are reduced to zero                            $               -
            4. Payments due to Holders of the Class B Notes, aggregate Principal
            Distribution Amount until Notes are reduced to zero                            $               -
            5. Payments due to Hedge Counterparty relating to Hedge Breakage Costs         $               -
            6. Payments of any excess to the Paying Agent for distribution to the
            Certificateholders                                                             $               -

          ------------------------------------------------------------------------------
                                     BORROWING BASE CALCULATION
          ------------------------------------------------------------------------------

            1  Principal Balance of all Eligible Loans                                        $            -
            2  Less: Delinquencies                                                            $            -
            3  Aggregate Outstanding Loan Balance (AOLB) = (1-2)                              $            -

               Concentration Limits (amounts that exceed the limits should be stated
               here).  Limits are to be calculated as percentage of AOLB unless otherwise stated.

            4  Geographic Concentration (Loan to Obligors in a single state may not exceed    $            -
               25%; state concentration to be determined by revenues)
            5  Industry Concentration (Loans to a single industry segment may not exceed the following):
                    Radio - 35%
                    Television - 35%
                    Publishing - 35%
                    Community Newspapers - 40%
                    Telecommunication - 25%
                    Business Information Services - 25%
                    Technology - 20%
                    Security Alarm Leasing Companies - 20%
                    Paging - 15%
                    Towers - 20%
                    Internet Service Provider - 15%
                    E-commerce - 15%
                    Other - 15%


                Any sub-segment of Telecommunication - 15%
    6           Single Obligor Outstandings may not exceed $20MM
    7           Six Largest Obligor Outstandings  (may not exceed the greater of: $90MM or
                40%)
    8           Average Obligor size (may not exceed $8MM)
    9           Weighted Average Life (may not exceed 6.5 years)
    10          Risk Rating (weighted average risk rating may not exceed 5.75)
    11          Risk Rated 7 Limit (sum of all Loans with risk rating of 7 may not exceed
                12.5%)
    12          Risk Rated 7 Industry Limit (sum of all Loans to single industry segment with risk rating of 7 may not exceed 10%)
    13          Risk Rated 7 + material restructurings of Risk Rated 6 Limit (20%)
    14          Risk Rated 8, 9, and 10 Loan Limit (0%)
    15          Excess Concentrations (Sum of  4 through 13)
                                                                                               -----------------

    16          Principal Collections
    17          Borrowing Base (3 minus 15 plus 16)
    18          Borrowing Base prior to Principal Collections (17 minus 16)
    19          Applicable Percentage for this Series
    20          Allocated Amount (18*19)


    21          Minumum Subordination Amount: The greater of 21A or 21B
    A             18*19C
    B             $30,000,000
    C             Minimum Subordination Percentage (the greater of: (a)  24% and (b) the 3 largest Obligor Outstandings / by AOLB)

    21          Advance Rate (1 minus Minimum Subordination Amount/Allocated Amount)
                                                                                               -----------------

    22          Maximum Availability from Borrowing Base = (20*21)
    23          Plus Principal Collection Account (if no series is in amortization)
    24       Total Availability = (22 plus 23)
    25          Less Advances Outstanding Prior to Borrowing Base
                                                                                               -----------------
    26          Borrowing Availability = (23 minus 24)
                                                                                               -----------------

    27          Borrowing Request (not to exceed Purchase Limit, $150,000,000, or cause the
                Subordination Amt. to exceed the Min. Sub. Amt. noted in 21)
                                                                                               =================
    28          Cash Withdrawal ( up to 100% of cash in Principal Collection Account as long as facility is in compliance)
                                                                                               =================


        ------------------------------------------------------------------
                            EVENT OF EARLY AMORTIZATION
        ------------------------------------------------------------------
        (To be provided monthly, each with supporting calculations as                    Covenant          Actual
         defined in the documents)                                                          Level            Level
          1. Minimum Subordination Amount                                                        -
          2. Average Portfolio Yield                                                          1.75%
          3. Average Delinquency Ratio                                                        4.00%
          4. Average Charged-off Ratio                                                        2.00%
          5. Average Portfolio Charged-off Ratio                                              2.25%
          5. Hedging requirement (If at least 80% of AOLB are LIBOR
          Loans, 0%; if less than 80% of AOLB are LIBOR Loans, Agent may require up to 100% for non-LIBOR Loans;  Average Portfolio Yield less than
          1.75%, 100% of all Eligible Loans


MCG MASTER TRUST                                                                                       ---------------------
EARLY AMORTIZATION REPORT                                                                Report Date                1/0/00
                                                                                                       ---------------------
                  LOANS
          -------------------------------------------------------------------------
I.        Aggregate Principal Balance of all Eligible Loans
II.       Aggregate Outstanding Loan Balance, end of Due Period

III.      Aggregate Principal Balance of all Loans in Servicer's Portfolio

          MINIMUM SUBORDINATION AMOUNT
          -------------------------------------------------------------------------
I.        The excess of II minus III:
II.       III / (1-V)
III.      Maximum Availability from Line 21 on Borrowing Base
IV.       $30,000,000
          Minimum Subordination Percentage (the greater of: (a) 24% and (b) (3 times largest Obligor
V.        aggregate commitments) / AOLB)
            Minimum Subordination Percentage
        A.  The greater of 24% or B
        B.    (the 3 largest Obligor aggregate commitments) / AOLB

VI.       Minimum Subordination Amount (The greater of I or IV)

          PORTFOLIO YIELD
          -------------------------------------------------------------------------
I.        Aggregate Interest Collections during Due Period
          Servicing Fee + Aggregate Interest Distribution Amount + Program
II.       Fee + Facility Fee + Hedge Breakage Costs
III.      Portfolio Yield (Net of I and II / AOLB)*12
IV.       Average Portfolio Yield for prior Due Period
V.        Average Portfolio Yield for month before prior Due Period
VI.       Average Portfolio Yield. Must be greater than or equal to 1.75%

          HEDGING REQUIREMENT
          -------------------------------------------------------------------------
I.        Aggregate Principal Balance of all Eligible Variable Rate LIBOR Loans
II.       Percentage of Variable Rate Loans to AOLB
III.      Average Portfolio Yield (Floor with respect to Hedge Requirement is 1.75%)
IV.       Hedging Requirement?
V.        With Respect to Variable Rate Loans (only Applicable Portion)
VI.       With Respect to Average Portfolio Yield (only Applicable Portion)
VII.      Required Notional Amount of Hedge

          DELINQUENCY RATIO
          -------------------------------------------------------------------------
I.        Aggregate Principal Balance of Delinquent Loans for Due Period
II.       Delinquency Ratio = I / AOLB
III.      Delinquency Ratio for prior Due Period
IV.       Delinquency Ratio for month before prior Due Period



V.        Average Default Ratio must be less than or equal to 4.0%

          AVERAGE POOL CHARGE-OFF RATIO
          -----------------------------
I.        Applicable Portion of Aggregate Principal Balance of Charged-Off Loans for Due Period
II.       Applicable Portion of Aggregate Principal Balance of Charged-Off Loans for 11 prior Due Periods
III.      Applicable Portion of Aggregate Balance of Recoveries and Gains
III.      Net Charged-Off Loans for past 12 Due Periods
IV.       Simple Average of the AOLBs as of the first day of the past 12 Due Periods
V.        Average Charge-Off Ratio must be less than or equal to 2.0%

          AVERAGE PORTFOLIO CHARGED-OFF RATIO
          -----------------------------------
          Applicable Portion of Aggregate Principal Balance of Portfolio
I.        Charged-Off Loans for Due Period
          Applicable Portion of Aggregate Principal Balance of Portfolio
II.       Charged-Off Loans for 11 prior Due Periods
III.      Applicable Portion of Aggregate Balance of Recoveries and Gains
IV.       Net Portfolio Charged-Off Loans for Due Period
          Simple Average of the aggregate Portfolio Outstanding Loan
V.        Balances as of the first day of the past 12 Due Periods
VI.       Average Portfolio Charged-Off Ratio must be less than or equal to 2.25%